Exhibit 28(i)(1)
CONSENT OF COUNSEL
          We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of GAMCO International Growth Fund, Inc. as filed with the Securities and Exchange Commission on or about April 29, 2011.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP PAUL, HASTINGS, JANOFSKY & WALKER LLP
New York, New York
April 29, 2011